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                                                                      EXHIBIT 99


           [MEADOWBROOK INSURANCE GROUP, INC. (NYSE: MIG) LETTERHEAD]



                        MEADOWBROOK INSURANCE GROUP, INC.
                                   (NYSE: MIG)

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CONTACT:          KAREN M. SPAUN
                  SENIOR VICE PRESIDENT, CHIEF ACCOUNTING OFFICER
                  (248) 204-8178

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          MEADOWBROOK NAMES ROBERT S. CUBBIN AS CHIEF EXECUTIVE OFFICER

                  OTHER CORPORATE OFFICER PROMOTIONS ANNOUNCED.

                              SOUTHFIELD, MICHIGAN
                                   MAY 9, 2002

Meadowbrook Insurance Group, Inc. (NYSE:MIG) Chairman and Chief Executive Officer, Merton J. Segal announced today a new executive alignment. Robert S. Cubbin, current President and Chief Operating Officer will assume the title of President and Chief Executive Officer. Mr. Segal will remain Chairman of the Company's Board of Directors.

"Bob Cubbin will make an outstanding Chief Executive Officer," Segal stated. "Bob's intellect, leadership, and commitment have helped Meadowbrook accomplish a turn-around in a difficult period for our Company and the industry. Bob will continue to ensure the execution of our strategies, with a focus on increasing shareholder value."

In addition, Meadowbrook is announcing two other executive promotions. Joseph C. Henry, current Executive Vice President, President of Insurance Company Operations, will remain Acting Chief Financial Officer and will assume the title of Chief Operating Officer. Karen M. Spaun, current Vice President of Finance and Accounting, will assume the position of Senior Vice President and Chief Accounting Officer.

Mr. Cubbin joined Meadowbrook in 1987 as General Counsel. He has held the positions of Executive Vice President, and Senior Vice President. He has extensive experience in the formation and operation of stock and mutual insurance companies, onshore and offshore captive insurance companies, self-insurance funds, and public entity pools.




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PRESS RELEASE                                                             PAGE 2
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Prior to joining Meadowbrook, Mr. Cubbin practiced law at the Detroit offices of
Plunkett & Cooney, with a focus on insurance litigation. Mr. Cubbin is a graduate of Wayne State University and the Detroit College of Law.

Mr. Henry joined Meadowbrook in 1993 as Senior Vice President and Chief Financial Officer. Prior to that, he was Vice President of Finance and Administration for the Hanover Insurance Companies. Mr. Henry began his career at KPMG Peat Marwick in New York, specializing in the insurance industry. He holds a BBA in accounting from Bernard M. Baruch College of New York.

Ms. Spaun initially joined Meadowbrook in 1998, as Director of Investor Relations. Ms. Spaun began her professional career at Coopers & Lybrand (now PricewaterhouseCoopers) as an auditor. She later held the position of Director of Financial Accounting at Citizens Insurance Company of America, where she specialized in financial reporting, including both SEC and statutory reporting. Prior to joining Meadowbrook, Ms. Spaun was Controller at First Mercury Financial Corporation.

A leader in the alternative risk market, Meadowbrook is a program-focused risk management company, specializing in alternative risk management solutions for agents, brokers, and insureds of all sizes. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol "MIG". For further information, please visit Meadowbrook's corporate web site at www.meadowbrook.com.

Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements. Please refer to the Company's most recent 10-K and 10-Q for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectibility of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or banks; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.